AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of  18th day of February, 2014, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the McKinley Funds, listed on Exhibit BB attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit BB to the Agreement is hereby and superseded and replaced with Amended Exhibit BB attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy

Name: Elaine E. Richards	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

McKinley	1

Amended Exhibit BB to the Professionally Managed Portfolios Transfer Agent
Servicing Agreement

Name of Series	Date Added
McKinley Diversified Income Fund
McKinley Non-U.S. Core Growth Fund	On or after February 18, 2014

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at March, 2013
Annual Service Charges to the Fund*
▪  Base Fee Per CUSIP                                                                       $[   ] /year
▪  NSCC Level 3 Accounts                                                                $[   ] /open account
▪  No-Load Fund Accounts                                                              $[   ] /open account
▪  Load Fund Accounts                                                                     $[   ] /open account
▪  Closed Accounts                                                                            $[   ] /closed account

Services Included in Annual Base Fee Per CUSIP
▪  DST NSCC Charge
▪  Report Source
        - Setup:  (Includes access to Fund Source)
        - Service:
Activity Charges
▪  Manual Shareholder Transaction & Correspondence                         $[   ] /event
▪  Omnibus Account Transaction                                                               $[   ] /transaction
▪  Telephone Calls                                                                                         $[   ] /minute
▪  Voice Response Calls                                                                               $[   ] /call
▪  Daily Valuation/Manual 401k Trade                                                       $[   ] /trade

Reasonable Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges, outbound calling & marketing campaigns, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Same Day Cash Management, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature not required as fees are not changing – only the McKinley Non–U.S. Core Growth Fund is being added.

McKinley	2

Amended Exhibit BB (continued) to the Professionally Managed Portfolios Transfer Agent
Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at March, 2013
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪  FAN Web Premium (Fund Groups over [   ] open accounts)
        − Implementation - $[   ] /fund group – includes up to [   ] hours of technical/BSA support
        − Annual Base Fee - $[   ] /year
▪  FAN Web Select (Fund Groups under [   ] open accounts)
         − Implementation - $[   ] /fund group – includes up to [   ] hours of technical/BSA support
         − Annual Base Fee - $[   ] /year
▪  FAN Web Direct (API) – Quoted Separately
▪  Customization - $[   ] /hour
▪  Activity (Session) Fees:
        − Inquiry - $[   ] /event
        − Account Maintenance - $[   ] /event
        − Transaction – financial transactions, reorder statements, etc. - $[   ] /event
        − New Account Setup - $[   ] /event (Not available with FAN Web Select)
▪  Strong Authentication:
        − $[   ] /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices.  Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
▪  Initial Implementation Site Setup Fee - $[   ]
▪  Monthly Base Fee - $[   ]
▪  Transaction Fees:
        - Inquiry - $[   ] /event
        - Maintenance - $[   ] /event
        - Transaction - $[   ] /event
        - New Account Establishment Setup - $[   ] /event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪  Base Fee Per Management Company – file generation and delivery - $[   ] /year
▪  Per Record Charge
        − Rep/Branch/ID - $[   ]
        − Dealer - $[   ]
▪  Price Files - $[   ] /record or $[   ] /user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪  Inquiry Only
        − Inquiry - $[   ] /event
        − Per broker ID - $[   ] /month per ID
▪  Transaction Processing
        − Implementation - $[   ] /management company
        − Transaction – purchase, redeem, exchange, literature order - $[   ] /event
        − New Account Setup – $[   ] /event
        − Monthly Minimum Charge - $[   ] /month

McKinley	3

Amended Exhibit BB (continued) to the Professionally Managed Portfolios Transfer Agent
Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March, 2013

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪  Implementation Fees
        − Develop eBusiness Solutions Software - $[   ] /fund group
        − Code Print Software - $[   ] /fund group
▪  Load charges
        − $[   ] /image
▪  Archive charge (for any image stored beyond [   ] years)
        −   $[   ] /document

*Normal Vision ID and activity charges also apply.

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪  BDS – Statement Storage & Retrieval
        -  Setup: $[   ] /user
        -  Service: $[   ] /user per month
▪  Ad Hoc/ PowerSelect File Development
      - Setup: $[   ] /request (Includes up to [   ] hours of programming. If beyond, additional time will be $[   ] / hour consultation and development.)
      - Service: $[   ] /file per month
▪  Custom Electronic File Exchange (DDS delivery of standard TIP files)
      - $[   ] one time setup fee
      - $[   ] /file per month maintenance fee
▪  Mail File (DDS mailbox in which clients can pull information): $[   ] /file setup
▪  TIP File Setup
        - Setup & Delivery of Standard TIP Files: $[   ] /request (Unlimited files per request)
        - Custom TIP File Development: $[   ] /request (Includes up to [   ] hours of programming. If beyond, additional time will be $[   ] /hour consultation and development.)

Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪  $[   ] /year per workstation for TA2000 AWD access
▪  Data communications setup and monthly charges based upon location and bandwidth
▪  Training billed at hourly rates plus out-of-pocket expenses

Programming Charges
▪  $[   ] /hour
▪  Charges incurred for customized services based upon fund family requirements including but not limited to:
        - Fund setup programming (transfer agent system, statements, options, etc.) – estimate [   ] hours per CUSIP
        - Conversion programming
        - Customized service development
        - Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at [   ] hours per fund family
        - All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

McKinley	4

Amended Exhibit BB (continued) to the Professionally Managed Portfolios Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March, 2013

Transfer Agent Training Services
▪  On-site at USBFS - $[   ] /day
▪  At Client Location - $[   ] /day plus travel and out-of-pocket expenses if required

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪  90 days or less: $[   ] /open account
▪  91-180 days: $[   ] /open account
▪  181-270 days: $[   ] /open account
▪  271 days – 1 year: $[   ] /open account
▪  1 year – 2 years: $[   ] /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
o  $[   ] /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
o  $[   ] setup /fund group of [   ] funds, $[   ] setup /fund group of over [   ] funds
o  $[   ] /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[   ] per open account per year.

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪  $[   ] /fund group per month

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪  Setup - $[   ] /fund group
▪  Annual Fee - $[   ] /open and closed account

Literature Fulfillment Services*
▪  Account Management
        − $[   ] /month (account management, lead reporting and database administration)
▪  Inbound Teleservicing Only
        − Account Management - $[   ] /month
        − Call Servicing - $[   ] /minute
▪  Lead Conversion Reporting (Closed Loop)
        − Account Management- $[   ] /month
        − Database Installation, Setup -$[   ] /fund group
▪  Out-of-Pocket Expenses
        − Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
▪  $[   ] /monthly report

McKinley	5

Amended Exhibit BB (continued) to the Professionally Managed Portfolios Transfer Agent
Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March, 2013

FAF Money Market Fund Service Organizations
▪  $[   ] /money market share class per year
▪  Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪  $[   ] /qualified plan account or Coverdell ESA account (Cap at $[   ] /SSN)
▪  $[   ] /transfer to successor trustee
▪  $[   ] /participant distribution (Excluding SWPs)
▪  $[   ] /refund of excess contribution
▪  $[   ] /reconversion/recharacterization

Additional Shareholder Paid Fees
▪  $[   ] /outgoing wire transfer or overnight delivery
▪  $[   ] /telephone exchange
▪  $[   ] /return check or ACH or stop payment
▪  $[   ] /research request per account (Cap at $[   ] /request) (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪  $[   ] setup/fund group
▪  $[   ] /certificate transaction

Same Day Cash Management
▪  Setup: $[   ] (Access via Internet VPN)
▪  Service: $[   ] /user per month

▪  Training
         - WebEx - $[   ] /user
         - On Site at USBFS - $[   ] /day
         - At Client Location - $[   ] /day plus travel and out-of-pocket expenses if required
▪  Real Time Data Feeds
        - Implementation (per feed) - $[   ] /hour ([   ] hour estimate)
Recurring (per feed) - $[   ] /month

CUSIP Setup
▪  Subsequent CUSIP Setup - $[   ] /CUSIP
▪  Expedited CUSIP Setup - $[   ] /CUSIP (Less than [   ] days)

McKinley	6